SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NetManage, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per the Securities Exchange Act of 1934 Rules 14a-6(i)(1) and 0-11.

Title of each class of securities to which transaction applies:

(1)	Aggregate number of securities to which transaction applies:

(2)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(3)	Proposed maximum aggregate value of transaction:

(4)	Total fee paid:

     Fee paid previously with preliminary materials:

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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Dear Fellow Stockholder:

We cordially invite you to attend NetManage’s Special Meeting of Stockholders, which will be held at our corporate headquarters, 10725 North De Anza Blvd, Cupertino, CA at 9:00 a.m. Pacific Daylight Time, Wednesday, August 28, 2002. The formal meeting notice and Proxy Statement are attached.

At this Special Meeting, stockholders will be asked; (i) to amend our Certificate of Incorporation to affect a reverse stock split of our common stock (the “Reverse Stock Split”) at a ratio of one-for-seven; and (ii) to transact any other business that may properly come before the meeting. If the Reverse Stock Split is implemented, every seven shares of your common stock outstanding will be exchanged for one share of common stock.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the Special Meeting, it is important that your shares be represented and voted at the meeting. Therefore, please submit your proxy over the Internet, or sign and return the enclosed Proxy, as promptly as possible, in the envelope enclosed for your convenience. Should you receive more than one proxy, because your shares are registered in different names and addresses, each proxy should be submitted over the Internet, or signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Special Meeting. If you attend the Special Meeting and vote by ballot, your proxy will be revoked automatically, and only your vote at the Special Meeting will be counted.

We look forward to seeing you at the meeting on August 28, 2002.

Zvi Alon
Chairman, President and CEO

Cupertino, California
July 26, 2002

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PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING
BACKGROUND AND REASONS FOR THE REVERSE STOCK SPLIT
CERTAIN OTHER EFFECTS OF THE REVERSE STOCK SPLIT PROPOSAL; NO FRACTIONAL SHARES; AND EXCHANGE OF STOCK CERTIFICATES
NO DISSENTER’S RIGHTS
FEDERAL INCOME TAX CONSEQUENCES

NETMANAGE, INC.
10725 NORTH DE ANZA BOULEVARD
CUPERTINO, CALIFORNIA 95014

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 28, 2002

TO THE STOCKHOLDERS OF NETMANAGE, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of NetManage, Inc., a Delaware corporation (“NetManage”), will be held on Wednesday, August 28, 2002 at 9:00 a.m., local time, at our corporate offices at 10725 North De Anza Boulevard, Cupertino, California 95014 for the following purposes:

1.	To consider and act upon a proposed amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at an exchange ratio of one-for-seven (the “Reverse Stock Split”). If the Reverse Stock Split is implemented, every seven shares of your common stock outstanding will be exchanged for one share of common stock.

2.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on Monday, July 15, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this Meeting and at any adjournment or postponement thereof. The proposal to amend our Certificate of Incorporation is more fully described in the accompanying Proxy Statement, which forms part of this Notice, and should be read carefully by all stockholders.

By Order of the Board of Directors,

Michael R. Peckham
Senior Vice President, Chief Financial
Officer and Secretary

Cupertino, California
July 26, 2002

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE, SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS OVER THE INTERNET, OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

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NETMANAGE, INC.
10725 NORTH DE ANZA BOULEVARD
CUPERTINO, CALIFORNIA 95014

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS
AUGUST 28, 2002

     The enclosed proxy is solicited on behalf of the Board of Directors of NetManage, Inc., a Delaware corporation (“NetManage”), for use at the Special Meeting of Stockholders of NetManage to be held on Wednesday, August 28, 2002 at 9:00 a.m., local time (the “Special Meeting”) or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at our offices located at 10725 North De Anza Boulevard, Cupertino, California 95014. This proxy statement and the accompanying proxy card are first being mailed to all stockholders entitled to vote at the Special Meeting on or about August 1, 2002.

VOTING RIGHTS AND OUTSTANDING SHARES

     The specific matters to be considered and acted upon at the Special Meeting are; (i) a proposed amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio of one-for-seven, and (ii) such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. Stockholders of record at the close of business on July 15, 2002 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. We have two classes of capital stock authorized, designated Common Stock, par value $0.01 per share (the “Common Stock”) and Preferred Stock, par value $0.01 per share (the “Preferred Stock”). At the close of business on the Record Date, we had outstanding and entitled to vote 62,738,290 shares of Common Stock, and no shares of Preferred Stock.

     Each holder of record of Common Stock at the close of business on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. The stock transfer books of NetManage will remain open between the Record Date and the date of the Special Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at the Special Meeting, and for a period of ten days prior to the Special Meeting, during regular business hours at our offices. All votes cast at the Special Meeting, in person or by proxy, will be tabulated by the Inspector of Elections appointed for the Special Meeting (the “Inspector”) who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

     As of the Record Date, our directors and executive officers as a group beneficially owned 12,404,276 shares (approximately 19.77% of the outstanding Common Stock) and have indicated their intention to vote all of their shares over which they have voting control in favor of the proposals described herein and in the accompanying Notice of Special Meeting.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A stockholder may revoke a proxy by; (a) filing with the Secretary of NetManage at our principal executive office, located at 10725 North De Anza Boulevard, Cupertino, California 95014, a written notice of revocation or a duly executed proxy bearing a later date, or (b) attending the Special Meeting and informing the Secretary in writing that such stockholder wishes to vote in person. Attendance at the Special Meeting will not, by itself, revoke a proxy.

SOLICITATION

     We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock, beneficially owned by others, to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to these individuals for those services, but they may be reimbursed for their out-of-pocket expenses. In addition, we may retain the services of Morrow & Co., Inc., or another proxy solicitation firm to assist in the solicitation of proxies. If such services are retained, Morrow & Co., Inc., or another proxy solicitation firm will receive an anticipated fee from us of approximately $10,000 plus out-of-pocket expenses. Except as described above, we do not presently intend to solicit proxies other than by mail.

QUORUM; ABSTENTIONS; BROKER NON-VOTES; APPROVAL

     The representation in person or by proxy of at least a majority of the shares entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business. Votes cast by proxy, by the internet or in person at the Special Meeting will be tabulated by the Inspector, who will be an employee of NetManage. The Inspector will also determine whether or not a quorum is present. Votes which contain one or more abstentions or “broker non-votes” are counted as present or represented for the purposes of determining the presence or absence of a quorum for the Special Meeting. A “broker non-vote” occurs when a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter and has not received instructions from the beneficial owner.

     With respect to the proposal to amend our Certificate of Incorporation, an affirmative vote of a majority of our outstanding shares of Common Stock entitled to vote, is required for approval. Both abstentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote.

     When proxies are properly dated, executed and returned, or if you submit your proxy and voting instructions over the Internet, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the amendment to our Certificate of Incorporation to effect the Reverse Stock Split.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at our 2003 Meeting of Stockholders (the “2003 Annual Meeting”) must be received by the Secretary of NetManage at our principal executive offices, located at 10725 North De Anza Boulevard, Cupertino, California 95014, no later than January 1, 2003, in order to be considered for possible inclusion in the proxy statement and form of proxy relating to the 2003 Annual Meeting.

     If a stockholder intends to submit a proposal at our 2003 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give us notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than March 17, 2003, then the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at our Annual Meeting in 2003.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of our Common Stock as of July 15, 2002 by: (i) each director of NetManage;(ii) each of the Named Executive Officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be the beneficial owners of more than 5% of the outstanding Common Stock. Except as otherwise indicated below, the information as to each person has been furnished by such person, and each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person, except as otherwise indicated and subject to community property laws where applicable. Except as otherwise set forth below, the address of each named individual is our address as set forth herein.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	BENEFICIAL OWNERSHIP

	NUMBER	PERCENT
BENEFICIAL OWNER	OF SHARES	TOTAL(%)(1)

Zvi Alon(2)	10,684,958	17.03%
John Bosch(3)	60,732	*
Uzia Galil(4)	575,662	*
Shelley Harrison(5)	57,016	*
Darrell Miller(6)	37,659	*
Michael R. Peckham(7)	191,352	*
Peter Havart-Simkin(8)	202,640	*
Abraham Ostrovsky(9)	100,800	*
Bertram Rankin(10)	85,208	*
Robert Lee (11)	67,707	*

All current executive officers and directors as a group (13 persons)(12)	12,404,276	19.77%
OTHER 5% BENEFICIAL OWNERS
LeRoy C. Kopp(13)	4,692,779	7.48%
Kopp Holding Company Kopp Investment Advisors, Inc. 7701 France Avenue South, Suite 500 Edina, Minnesota 55435
Dimensional Fund Advisors(14)	3,236,859	5.16%
1299 Ocean Avenue 11th Floor Santa Monica, CA 90401

*	Less than 1%.

(1)	Based on 62,738,290 shares of Common Stock outstanding as of July 15, 2002.

(2)	Includes 9,767,668 shares held by the Family Foundation (the “Foundation”). Also includes 917,290 shares issuable upon exercise of options that are exercisable within 60 days of July 15, 2002.

(3)	Includes 1,000 shares held by Mr. Bosch’s spouse. Mr. Bosch disclaims beneficial ownership of these shares. Also includes 59,732 shares issuable upon exercise of options that are exercisable within 60 days of July 15, 2002.

(4)	Includes 500,000 shares owned by Uzia and Ella Galil. The number of shares includes 75,662 shares issuable upon exercise of options that are exercisable within 60 days of July 15, 2002.

(5)	Includes 57,016 shares issuable upon exercise of options that are exercisable within 60 days of July 15, 2002.

(6)	Includes 37,659 shares issuable upon exercise of options that are exercisable within 60 days of July 15, 2002.

(7)	Includes 171,352 shares issuable upon exercise of options that are exercisable within 60 days of July 15, 2002.

(8)	Includes 202,640 shares issued upon exercise of options that are exercisable within 60 days of July 15, 2002.

(9)	Includes 50,800 shares issued upon exercise of options that are exercisable within 60 days of July 15, 2002.

(10)	Includes 80,208 shares issued upon exercise of options that are exercisable within 60 days of July 15, 2002.

(11)	Includes 67,707 shares issued upon exercise of options that are exercisable within 60 days of July 15, 2002.

(12)	Includes 1,942,451 shares issued upon exercise of options that are exercisable within 60 days of July 15, 2002.

(13)	Based on Amendment No. 3 to Schedule 13G dated January 29, 2002 filed by such persons as a group: (i) Kopp Investment Advisors, Inc. (“KIA”) beneficially owns 2,946,779 shares, has sole voting power with respect to 1,150,000 shares, has sole dispositive power with respect to 975,000 shares and has shared dispositive power with respect to 1,971,779 shares; (ii) Kopp Holding Company (“KHC”) beneficially owns the 2,946,779 that are beneficially owned by KIA, a wholly-owned subsidiary of KHC, but does not have sole or shared voting or dispositive power with respect to any of the shares; and (iii) LeRoy C. Kopp, who holds all of the outstanding capital stock of KHC, beneficially owns and has sole voting and dispositive power with respect to 1,746,000 shares. In addition, item 6 of such Amendment provides that 2,406,779 such shares are held in a fiduciary or representative capacity.

Accordingly, persons other than the reporting persons have the right to receive, or power to direct the receipt of, dividends from, or the proceeds from the sale of, such sales. No person individually has an interest that relates to more than five percent of the class.

(14)	Based on schedule 13G dated February 12, 2002 filed by such person.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OUR OUTSTANDING COMMON STOCK.

General

     Our Board of Directors has unanimously approved and recommends the proposal to amend our Certificate of Incorporation (the “Certificate of Incorporation”) to effect a Reverse Stock Split of our outstanding common stock at a ratio of one-for seven. The text of the proposed amendment to our Certificate of Incorporation to affect the Reverse Stock Split is attached hereto as Exhibit A (the “Amendment”). If our Board of Directors chooses to implement the Reverse Stock Split, the Reverse Stock Split would become effective upon the filing of the amendment (the “Amendment”) with the Secretary of State of the State of Delaware.

     If this proposal is approved by our stockholders, our Board of Directors would have the sole discretion to elect, as it determines to be in our best interest and in the best interest of our stockholders, whether or not to effect the Reverse Stock Split. If our Board of Directors elects to implement the Reverse Stock Split, it would be authorized to do so without need for any further stockholder action.

     The Board of Directors would also have the authority to determine the exact timing of the Reverse Stock Split. The timing of the Reverse Stock Split will be determined in the judgment of the Board of Directors, with the intention of maximizing our ability to remain in compliance with the continued listing maintenance requirements of the Nasdaq National Market and the other intended benefits of the Reverse Stock Split to us and our stockholders. See the information below under the caption “Background and Reasons for the Reverse Stock Split.”

     The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the filing of the Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split if at any time prior to filing the Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in our best interests and that of our stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Stock Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Common Stock, business and transactional developments, and our actual and projected financial performance.

     If our stockholders approve this proposal, and the Board of Directors still believes that the Reverse Stock Split is in the best interests of the stockholders, we will file the Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware (the “Effective Date”). On the Effective Date, all outstanding shares of Common Stock would be exchanged for new shares of Common Stock at an exchange ratio of one new share of Common Stock for every seven old shares.

BACKGROUND AND REASONS FOR THE REVERSE STOCK SPLIT

     The primary purpose of the Reverse Stock Split is to increase the market price of our Common Stock above the minimum bid requirement of $1.00 per share required by The Nasdaq Stock Market, Inc. (“Nasdaq”). Our Common Stock is quoted on the Nasdaq National Market. In order for our Common Stock to continue to be quoted thereon, we are required to continue to comply with various listing maintenance standards established by Nasdaq, which are described below. Among other requirements, we are required to maintain a minimum bid price for our Common Stock of at least $1.00 per share.

     Under Nasdaq’s listing maintenance standards, if the closing bid price of our Common Stock is under $1.00 per share for 30 consecutive trading days and does not thereafter regain compliance for a minimum of ten consecutive trading days during the ninety calendar days following notification by Nasdaq, Nasdaq may delist our Common Stock from trading on the Nasdaq National Market.

     We received a letter, dated March 21, 2002, from the staff of Nasdaq (the “Staff”) advising us that the bid price for our Common Stock had been below $1.00 per share for a period of thirty consecutive days. The Staff further advised us that we would be given a period of ninety days within which to comply with the minimum bid price requirement in order to maintain our listing on the Nasdaq National Market. On July 15, 2002, the last reported sale price of the Common Stock on the Nasdaq National Market was

$0.70 per share. At no time since February 4, 2002, has the closing bid price of the Common Stock been over $1.00.

     We received a second letter, dated June 20, 2002, from the Staff advising us that our Common Stock would be delisted. We requested an appeal hearing from Nasdaq on June 21, 2002. The hearing date with the Nasdaq Qualification Panel has been set for August 1, 2002.

     We believe that maintaining the listing of our Common Stock on the Nasdaq National Market is in our best interests and that of our stockholders. If our stockholders do not approve the proposal to effect the Reverse Stock Split, and the closing bid price of our Common Stock does not otherwise rise above $1.00 it is highly likely that our Common Stock will cease to be listed and traded on the Nasdaq National Market.

     A delisting of our Common Stock from the Nasdaq National Market or further declines in the market price of the Common Stock could greatly impair our ability to raise capital through equity or debt financings. Continued listing of our Common Stock on the Nasdaq National Market may enhance our access to capital and increase our flexibility in responding to anticipated capital requirements. We believe that prospective investors will view an investment in NetManage more favorably if shares of our Common Stock continue to be listed on the Nasdaq National Market.

     We also believe that the current per share price level of our Common Stock has reduced the effective marketability of our Common Stock because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Certain investors view low-priced stock as speculative and unattractive. We believe that many investment funds are prohibited from or reluctant to invest in lower priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from trading in low-priced stock. Such policies and practices pertain to the payment of broker commissions and to time-consuming policies and procedures that make the trading of low-priced stocks unattractive to brokers from an economic standpoint.

     Brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stock. Therefore, the current price of our Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase our Common Stock at its current low share price.

     In addition, firms that currently make a market for our Common Stock could discontinue that role. Many analysts will not provide research on companies whose stock trades below certain price levels or that trades on the “pink sheets” or on regional exchanges.

     If our Common Stock is not listed on the Nasdaq National Market and the trading price of our Common Stock were to remain below $1.00 per share, trading in our Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a “penny stock” (generally, a non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in the Common Stock could inhibit brokers from trading in our Common Stock and further limit the market liquidity of our Common Stock and the ability of our investors to trade our Common Stock.

     We believe, but cannot assure you, that the Reverse Stock Split will enable our Common Stock to trade above the $1.00 minimum bid price established by the Nasdaq listing requirements for continued listing on the Nasdaq National Market and to satisfy the minimum bid price requirement for at least ten consecutive trading days thereafter.

     In addition to the $1.00 minimum bid price per share requirement described above, the continued listing of our Common Stock on the Nasdaq National Market is subject to the continued compliance with other quantitative and qualitative maintenance requirements set forth in the Nasdaq National Market listing requirements. In particular, the Nasdaq National Market listing requirements, under maintenance standard 1, require that a company currently included in the Nasdaq National Market meet each of the following standards to maintain its continued listing: (1) stockholders equity of $10,000,000 (or through November 1, 2002 net tangible assets of $4,000,000); (2) a public float of 750,000 shares; (3) a market value of public float of $5,000,000; (4) a minimum bid price of $1.00 per share; (5) 400 round lot shareholders; (6) two registered, active market makers; and (7) compliance with Nasdaq corporate governance rules.

     Although we believe that we will meet each of these requirements as of the first full trading day after the Effective Date, there can be no assurance that this will be the case or that other factors will not cause us to fail to meet these requirements. The share price of our Common Stock is also based on our performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the price of our Common Stock after the Reverse Stock Split would actually increase in an amount proportionate to the decrease in the number of outstanding shares or that the price will remain over the $1.00 requirement for any period after the Reverse Stock Split. If the Reverse Stock Split is effected and the market price of our

Common Stock declines, the decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, liquidity of our Common Stock will be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

     In the event that we are unable to satisfy the requirements for continued listing on the Nasdaq National Market and our Common Stock is delisted, trading of our Common Stock would likely be conducted only in the over-the-counter market, on the “pink sheets”, on regional exchanges or not at all. This may have a negative impact on the liquidity and price of our Common Stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of our Common Stock.

     By decreasing the number of outstanding shares of our Common Stock, the Reverse Stock Split will increase the number of shares of our Common Stock available for future issuance. Our Certificate of Incorporation currently authorizes the issuance of up to 125,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of the Record Date, the Company had 62,738,290 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. The authorized number of Common Stock and Preferred Stock set forth above will not be affected by the Reverse Stock Split and accordingly, if approved by the stockholders, the Reverse Stock Split will increase the number of shares of Common Stock available for future issuance.

     Although the increased number of authorized but unissued shares of Common Stock could be used for a variety of purposes including for acquisitions or business combinations. There are no currently contemplated acquisitions or business combinations. The availability of additional authorized shares will also allow the Board to issue shares for financing purposes, if appropriate opportunities arise, without further action by stockholders or the time delay involved in obtaining stockholder approval (except if approval is otherwise required by applicable law or stock exchange or over-the-counter market regulations). The issuance of additional shares will cause the ownership interest of the holders of our Common Stock to be diluted, possibly substantially. Finally, the increased number of authorized but unissued shares of Common Stock could have an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or By-laws.

     We cannot assure you that the Reverse Stock Split will have the desired consequences or that we will be successful in our appeal hearing with Nasdaq. There can be no assurance that after the Reverse Stock Split the market price of our Common Stock will not decrease to its pre-split level or that our market capitalization after the proposed Reverse Stock Split will be equal to the market capitalization before the proposed Reverse Stock Split. We cannot assure you that after the Reverse Stock Split our Common Stock will not be delisted from the Nasdaq National Market.

CERTAIN OTHER EFFECTS OF THE REVERSE STOCK SPLIT PROPOSAL; NO FRACTIONAL
SHARES; AND EXCHANGE OF STOCK CERTIFICATES

     The combination and reclassification of shares of our Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of our stockholders and without regard to the date on which certificates evidencing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. As of the Effective Date, seven shares of pre-split Common Stock will be converted and reclassified into one share of post-split Common Stock. For example, a holder of 595 shares immediately prior to the Effective Date would hold 85 shares after the Effective Date.

     Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, we will pay each holder of a fractional interest of Common Stock an amount in cash equal to the value of such fractional interest (as determined below) upon the surrender to the Exchange Agent of certificates representing such shares. The cash payment will be equal to the fraction to which the stockholder otherwise would be entitled, multiplied by the average closing sale prices of old shares (as adjusted to reflect the reverse split) for the 20 trading days immediately before the Effective Date, as officially reported by the Nasdaq National Market. If such price or prices are not available, the fractional shares payment will be based on the average of the last bid and ask prices of old shares for such days, in each case as officially reported by the Nasdaq National Market, or other such process as determined by the Board of Directors. The ownership of a fractional interest will not give the holder therefor any voting, dividend, or other rights except to receive payment thereof as we described herein. Because we do not know the numbers of the shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, we cannot predict with certainty the number of fractional shares that will result from the reverse split or the total amount it will be required to pay for the fractional share interests. However, we do not expect that amount will be material.

     Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to obtain them directly from the state to which they were paid.

     Except for changes due to our purchase of fractional shares, the Reverse Stock Split will affect all of our stockholders uniformly and will not change the proportionate equity interests of our stockholders nor will the respective voting or other rights of stockholders be altered. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. Each share of the Common Stock resulting from the Reverse Stock Split will entitle the holder thereof to one vote per share and will otherwise be identical to the outstanding Common Stock immediately prior to the Effective Date. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

     After the Effective Date, each stockholder will own a reduced number of shares of Common Stock but will hold the same percentage of the outstanding shares (subject to adjustments for fractional interests resulting from the Reverse Stock Split) as such stockholders held prior to the consummation of the Reverse Stock Split. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, and the per share exercise or conversion prices, thereof, will be adjusted appropriately to account for the Reverse Stock Split in accordance with their terms as of the Effective Date. In addition, the pool of shares available for grant or issuance under our: (i) 1992 Stock Option Plan, as amended and restated; (ii) Employee Stock Purchase Plan as amended and restated; (iii) 1993 Non-Employee Directors Plan; and (iv) 1999 Non-Qualified Stock Option Plan will be proportionately reduced to account for the Reverse Stock Split.

     The Reverse Stock Split may also result in some stockholders owning “odd lots” of less than 100 shares of Common Stock received as a result of the Reverse Sock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     Following the Reverse Stock Split, the par value of our Common Stock will remain $0.01 per share. As a consequence, the aggregate par value of the outstanding Common Stock, the stated capital and paid in capital will change. The Reverse Stock Split will not affect our total stockholders’ equity. All shares and per share information will be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

     Based on the 62,738,290 shares of Common Stock outstanding as of July 15, 2002, the approximate number of shares of Common Stock that would be outstanding as a result of the Reverse Stock Split based on the exchange ratio included in the Reverse Stock Split proposal is 8,962,612.

     As soon as practical, after the Effective Date, transmittal forms will be mailed to each holder of record of shares of Common Stock, to be used in forwarding such holder’s stock certificates for surrender and exchange for certificates evidencing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates evidencing shares of Common Stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates evidencing the whole number of shares of Common Stock to which such stockholder is entitled as a result of the Reverse Stock Split. Stockholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates. In addition, we will make the cash payment described above to holders of fractional shares at this time.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

NO DISSENTER’S RIGHTS

     Dissenting stockholders have no appraisal rights under Delaware law, our Certificate of Incorporation or our By-Laws in connection with the approval of Amendment and the consummation of the Reverse Stock Split.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions and current administrative rulings and practices, all as in effect on the date hereof, and any or all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

     This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as holders who do not hold their shares of Common Stock as capital assets within the meaning of Section 1221 of the Code, who are subject to the alternative minimum tax provisions of the Code, who hold their shares as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction, who are dealers in securities, banks, insurance companies, foreign individuals and entities, financial institutions or tax-exempt organizations, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions ). This discussion also does not address any tax consequences under state, local or foreign laws. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

     Except as discussed below, a stockholder generally will not recognize a gain or loss by reason of such stockholder’s receipt of new shares of Common Stock pursuant to the Reverse Stock Split solely in exchange for shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split (including any fractional interest) will equal the stockholder’s aggregate basis in the Common Stock exchanged therefore and will be allocated among the shares of Common Stock received in the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in the shares of Common Stock held immediately prior to the Reverse Stock Split should consult their own tax advisors to determine their basis in the shares of Common Stock received in exchange therefore in the Reverse Stock Split. A stockholder’s holding period in the shares of Common Stock received pursuant to the Reverse Stock Split will include the stockholder’s holding period in the shares of Common Stock surrendered in exchange therefor, provided the shares of Common Stock surrendered are held as capital assets at the time of the Reverse Stock Split. A stockholder will recognize a gain or loss on the receipt of cash in lieu of a fractional share of Common Stock issued pursuant to the Reverse Stock Split, measured by the difference between the amount of cash received and such stockholder’s adjusted tax basis in the share or shares of Common Stock deemed surrendered in exchange therefor. Any such gain or loss will be a capital gain or loss, provided the shares of Common Stock surrendered are held as capital assets by the stockholder at the time of the Reverse Stock Split, and will be a long-term capital gain or loss if the stockholder’s holding period in the shares of Common Stock surrendered is more than one year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
THE REVERSE STOCK SPLIT PROPOSAL

OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING

     Our Board of Directors knows of no other business that may come before the Special Meeting. However, if any other matters are properly presented to the Special Meeting or any adjournment or postponement thereof, the persons named in the proxies will vote upon them in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

     The following sections, as applicable, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on April 1, 2002 and Form 10-Q filed with the Securities and Exchange Commission on May 10, 2002 are incorporated by reference into this Proxy Statement: Financial Statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Changes in and Disagreements With Accountants on Accounting and Financial Disclosure, and Quantitative and Qualitative Disclosures about Market Risk. Stockholders entitled to notice of the Special Meeting may obtain copies of these reports, without charge, by writing Michael R. Peckham, Senior Vice President, Chief Financial Officer and Secretary, at the Company’s principal executive offices located at 10725 North De Anza Boulevard, Cupertino, California 95014 or by calling the Company at (408) 973-7171.

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN
THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE

By Order of the Board of Directors,

Michael R. Peckham
Senior Vice President, Chief Financial Officer and Secretary

Date: July 26, 2002

Exhibit A

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION
OF NETMANAGE, INC.

The undersigned, the Chief Executive Officer of NetManage, Inc., a Delaware corporation (the “Corporation”) does hereby certify as follows:

1.	The name of the Corporation is NetManage, Inc.

2.	The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of California on April 30, 1990. The Certificate of Incorporation of the NetManage (Delaware), Inc. was filed with the Secretary of State of the State of Delaware on July 23, 1993. The Certificate of Merger, merging NetManage (Delaware), Inc. with and into NetManage Inc., was filed with the Secretary of State of the State of Delaware on September 21, 1993.

3.	The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware hereby amends Article IV of the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) as follows:

By adding to the end of Article IV, Paragraph (1) the following:

Simultaneously with the effective date of this Certificate of Amendment (the “Effective Date”), all shares of Common Stock issued and outstanding or held in treasury shall be and hereby are automatically combined and reclassified as follows:

Each seven (7) shares of Common Stock issued and outstanding or held in treasury shall be combined and reclassified (the “Reverse Stock Split”) as one (1) share of Common Stock. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, the Company will pay each holder of a fractional interest an amount in cash equal to the value of such fractional interest upon the surrender to the Exchange Agent of certificates representing such shares. The cash payment will be equal to the fraction to which the stockholder otherwise would be entitled, multiplied by the average closing sale prices of old shares (as adjusted to reflect the reverse split) for the 20 trading days immediately before the Effective Date, as officially reported by the Nasdaq National Market. If such price or prices are not available, the fractional shares payment will be based on the average of the last bid and ask prices of old shares for such days, in each case as officially reported by the Nasdaq National Market, or other such process as determined by the Board of Directors. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefore described herein.

4.	Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, Zvi Alon and Michael R. Peckham, have signed this Certificate of Amendment as President and Secretary, respectively, of the Corporation, this___day of__________2002.

Zvi Alon, President

Michael R. Peckham, Secretary

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DETACH HERE

PROXY
NETMANAGE, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS
FOR SPECIAL MEETING ON AUGUST 28, 2002

     The undersigned hereby constitutes and appoints Zvi Alon and Michael Peckham, and each of them singly, with full power of substitution, as proxies to vote and act at the NetManage, Inc. 2002 Special Meeting of Stockholders to be held on August 28, 2002 at 9:00 a.m., local time, and at any and all postponements and adjournments thereof (the “Special Meeting”), upon and with respect to the number of shares of the common stock of NetManage, Inc., $0.01 par value per share (“Common Stock”), as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxy holders, or their substitutes, to vote at the Special Meeting, or any adjournment or postponement thereof, as designated on the reverse side and to vote, in their discretion, upon all matters incident to the conduct of the Special Meeting and upon any other matters which may properly come before the Special Meeting, provided NetManage, Inc. did not know, as of a reasonable time before this solicitation of proxies for the Special Meeting, such other matters were to be presented at the Special Meeting , all as further described in the accompanying Notice of 2002 Special Meeting of Stockholders and Proxy Statement. If no directions are indicated, the holders of this proxy or their substitutes will vote FOR Item 1.

Address Changes/Comments:

(If you noted any address changes or comments above, please mark corresponding box on other side

SEE REVERSE SIDE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE SIDE

VOTE BY INTERNET —www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until, 11.59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NetManage, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

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DETACH HERE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

NETMANAGE, INC.

THE BOARD OF DIRECTORS RECOMMENDS A FOR VOTE ITEM 1.

Vote on Proposal

		FOR	AGAINST	ABSTAIN
1.	To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock of a ratio of one-for-seven.	[ ]	[ ]	[ ]

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and Proxy Statement dated ___________ relating to the Meeting.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. If a corporation, sign in full corporate name by president or authorized officer. If a partnership, sign in partnership name by an authorized person. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. This proxy must be dated.

MARK HERE FOR ADDRESS CHANGE AND NOTE IMMEDIATELY ON THE REVERSE SIDE [   ]

If you plan to attend the Special Meeting, please check box to the right. [   ]

PLEASE MARK, DATE, SIGN AND RETURN

Signature:           Date:

Signature:           Date:

End of Filing

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